Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference and use in the Prospectus constituting a part of this Registration Statement of our report dated February 21, 2020, relating to the financial statements of Rexahn Pharmaceuticals, Inc. appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2019.

We also consent to the references to us under the caption “Experts” in the Prospectus.

/s/ Baker Tilly US, LLP (formerly Baker Tilly Virchow Krause, LLP)
Philadelphia, Pennsylvania
September 15, 2020